SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) JUNE 4, 2002



                          Dynamics Research Corporation
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             (Exact name of Registrant as specified in its charter)





    Massachusetts                         1-7348                     042-2211809
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(State or other jurisdiction          (Commission               (I.R.S. Employer
        of incorporation)             File Number)           Identification No.)



    60 Frontage Road, Andover, Massachusetts                             01810
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (978) 475-9090
                                                   --------------


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          (Former name or former address, if changed since last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 4, 2002, Dynamics Research Corporation ("DRC") purchased all the shares of the capital stock of H.J. Ford Associates, Inc., a Delaware corporation ("HJF"), from HJF's three then existing shareholders, none of whom were affiliates of DRC. The acquisition was effected pursuant to the terms of a Stock Purchase Agreement dated as of May 31, 2002 among DRC, HJF and HJF's three shareholders. DRC acquired 100% of the interests of HJF for $10 million in cash, subject to a post-closing adjustment. The purchase price was determined as a result of arms-length negotiations by the parties. DRC used internally generated funds for payment of the purchase price.

     Physical assets of HJF acquired pursuant to the transaction consist principally of office furnishings and equipment.




Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  EXHIBITS

               Exhibit 2.1 Stock Purchase Agreement dated as of May 28, 2002 between Dynamics Research Corporation and the shareholders of HJ Ford Associates, Inc.*














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*    Exhibits and schedules to the agreement are listed on page iv thereto and have been intentionally omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplementally a copy of the exhibits and schedules to the Securities and Exchange Commission upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 19, 2002                    Dynamics Research Corporation

                                        By:      /S/ DAVID KELEHER
                                             -----------------------------------
                                                 Name:  David Keleher
                                                 Title:  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
NUMBER   EXHIBIT NAME                                               LOCATION


2.1      Stock Purchase Agreement among Dynamics Research        Filed herewith
         Corporation and H.J. Ford Associates, Inc. and the Shareholders of H.J. Ford Associates, Inc.